                                                                   Exhibit 4.13
                                                               [Conformed Copy]


                                As of December 29, 1994


Chemical Bank, agent
  430 West 33rd Street
  New York, N.Y. 10001

Ladies and Gentlemen:

     We refer to the SAR Agreement dated as of December 18, 1994 (the "SAR Agreement") between the undersigned (the "Company") and you. Unless otherwise defined herein, the terms defined in the SAR Agreement shall be used herein as therein defined.

     It is hereby agreed by you and us that the numerical reference to the number of SARS to be issued under the SAR Agreement in (i) the preamble to the SAR Agreement and (ii) Section 2.2 of the SAR Agreement should be deleted and replaced with "5,349,541)".

     You are hereby directed to exchange the Temporary Stock Appreciation Rights Certificate (No. 0001) issued in the name of Whitehall Street Real Estate Limited Partnership V evidencing 5,348,541 SARs, upon presentation thereof, for a permanent Stock Appreciation Rights Certificate(s) evidencing an aggregate of 5,349,541 Stock Appreciation Rights.

     On and after the effective date of this letter amendment, each reference in the SAR Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the SAR Agreement", "thereunder", "thereof" or words of like import referring to the SAR Agreement, shall mean and be a reference to the SAR Agreement as amended by this letter amendment. The SAR Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     Your agreement to this letter amendment will be evidenced by the execution hereof. This letter amendment is subject to the provisions of of Section 11.10 of the SAR Agreement.

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                                     2

     This letter amendment may be executed in counterparts by the parties hereto, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.


                                              Very truly yours,


                                              ROCKEFELLER CENTER
                                              PROPERTIES, INC.

                                              By: /s/ Richard M. Scarlata
                                                 --------------------------
                                                  Title: President and Chief
                                                         Executive Officer


Agreed as of the date
  first above written:

CHEMICAL BANK


By: /s/ Michael Nespoli
   -------------------------------
    Title: Vice President


Acknowledged as of the date
  first above written:


WHITEHALL STREET REAL ESTATE
  LIMITED PARTNERSHIP V

By: WH Advisors, L.P. V, General Partner

     By: WH Advisors, Inc. V., General Partner

     By: /s/ Ralph F. Rosenberg
        -----------------------------
        Title: Vice-President